UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2008

SALAMON GROUP, INC.
(Exact name of registrant as specified in charter)

Nevada	000-50530	93-1324674
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

4080 Paradise Road, #15-901
Las Vegas, Nevada 89169
(Address of principal executive offices)

(702) 241-0145
Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01	Other Events

On September 12, 2008, Salamon Group, Inc. ("Salamon Group") announced that it was undertaking an unregistered offering pursuant to the provisions of Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission (the “Offering”). Salamon Group has decided to terminate the Offering, effective immediately. Salamon Group did not sell any shares pursuant to the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2008	Salamon Group, Inc.

By: /s/ John Salamon
John Salamon, President & C.E.O.